EXHIBIT 31.1

CERTIFICATIONS

I, Gary H. Schoenfeld, certify that:

1. I have reviewed this annual report on Form 10-K/A of Pacific Sunwear of California, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: April 10, 2012

/s/ GARY H. SCHOENFELD

Gary H. Schoenfeld
President, Chief Executive Officer and Director

I, Michael W. Kaplan, certify that:

1. I have reviewed this annual report on Form 10-K/A of Pacific Sunwear of California, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: April 10, 2012

/s/ MICHAEL W. KAPLAN

Michael W. Kaplan
Senior Vice President, Chief Financial Officer